UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2022

Commission File Number 1-9929

Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0674867 (I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina (Address of principal executive offices)	27030 (Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered subject to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock (No Par Value)	IIIN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2022, the Executive Compensation Committee of the Board of Directors of Insteel Industries Inc. (the “Company”) took action to increase the annual base salaries of certain of the Company’s executive officers.

The increases in annual base salaries, which are effective immediately, are shown below:

Name and Position	Prior Annual Base Salary	New Annual Base Salary
H.O. Woltz III	$675,000	$700,000
President and Chief Executive Officer

Mark A. Carano	$345,000	$370,000
Senior Vice President, Treasurer and
Chief Financial Officer

James F. Petelle	$250,000	$275,000
Vice President – Administration, Secretary
and Chief Legal Officer

Richard T. Wagner	$350,000	$370,000
Senior Vice President and Chief Operating
Officer

James R. York	$250,000	$270,000
Senior Vice President, Sourcing and
Logistics

In addition, effective immediately, the Committee increased the targeted amount of Mr. Woltz’ annual incentive award under the Company’s Return on Capital Incentive Compensation Plan from 70% to 100% of base salary and increased the target value of his long-term equity grants under the Company’s 2005 Equity Incentive Plan from $600,000 to $650,000 for fiscal year 2022 and to $700,000 per year for subsequent fiscal years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES INC.
Registrant

Date: July 1, 2022	By:	/S/ James F. Petelle
James F. Petelle
Vice President Administration, Secretary
and Chief Legal Officer